EXHIBIT 2

================================================================================


                         AGREEMENT AND PLAN OF MERGER


                                 by and among


                         BAY VIEW CAPITAL CORPORATION,


                     AMERICA FIRST EUREKA HOLDINGS, INC.,

                      AMERICA FIRST FINANCIAL FUND 1987-A
                              LIMITED PARTNERSHIP

                                      and

                    AMERICA FIRST CAPITAL ASSOCIATES LIMITED
                                PARTNERSHIP FIVE

               --------------------------------------------------




                               Dated May 8, 1997


================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----
ARTICLE I
---------

     THE MERGER
     ----------


     1.01.     The Merger..................................................   2
               ----------
     1.02.     Closing.....................................................   2
               -------
     1.03.     Effective Time..............................................   2
               --------------
     1.04.     Additional Actions..........................................   3
               ------------------
     1.05.     Certificate of Incorporation and Bylaws of Surviving
               ----------------------------------------------------
               Corporation.................................................   3
               -----------
     1.06.     Board of Directors and Officers of the Surviving
               ------------------------------------------------
               Corporation.................................................   3
               -----------
     1.07.     Conversion of Securities....................................   3
               ------------------------
     1.08.     Exchange of Certificates....................................   4
               ------------------------
     1.09.     No Fractional Shares........................................   5
               --------------------
     1.10.     Anti-Dilution Adjustments...................................   5
               -------------------------
     1.11.     Reservation of Right to Revise Transaction..................   5
               ------------------------------------------

ARTICLE II
----------

     REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER, SELLING STOCKHOLDER AND GENERAL PARTNER

     2.01.     Organization and Authority..................................   6
               --------------------------
     2.02.     Subsidiaries................................................   6
               ------------
     2.03.     Capitalization..............................................   7
               --------------
     2.04.     Authorization...............................................   7
               -------------
     2.05.     Seller Financial Statements.................................   8
               ---------------------------
     2.06.     Seller Reports..............................................   9
               --------------
     2.07.     Properties and Leases.......................................   9
               ---------------------
     2.08.     Taxes.......................................................  10
               -----
     2.09.     Material Adverse Effect.....................................  10
               -----------------------
     2.10.     Commitments and Contracts...................................  11
               -------------------------
     2.11.     Litigation and Other Proceedings............................  12
               --------------------------------
     2.12.     Insurance...................................................  12
               ---------
     2.13.     Compliance with Laws........................................  12
               --------------------
     2.14.     Labor.......................................................  14
               -----
     2.15.     Material Interests of Certain Persons.......................  14
               -------------------------------------
     2.16.     Allowance for Loan and Lease Losses; Non-performing Assets..  15
               ----------------------------------------------------------
     2.17.     Employee Benefit Plans......................................  15
               ----------------------
     2.18.     Conduct of Seller to Date...................................  17
               -------------------------
     2.19.     Proxy Statement, etc........................................  18
               --------------------
     2.20.     Registration Obligations....................................  19
               ------------------------
     2.21.     State Takeover Statutes.....................................  19
               -----------------------
     2.22.     Accounting, Tax and Regulatory Matters......................  19
               --------------------------------------
     2.23.     Brokers and Finders.........................................  19
               -------------------
     2.24.     Interest Rate Risk Management Instruments...................  19
               -----------------------------------------
     2.25.     Accuracy of Information.....................................  20
               -----------------------

     2.26.     Authorization...............................................  20
               -------------
     2.27.     Beneficial Ownership of Seller Equity Securities............  20
               ------------------------------------------------
     2.28.     Rights to Acquire Equity Securities.........................  20
               -----------------------------------
     2.29.     Title to Seller Common Stock................................  20
               ----------------------------
     2.30.     Authorization...............................................  21
               -------------

ARTICLE III
-----------

     REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     3.01.     Organization and Authority..................................  21
               --------------------------
     3.02.     Subsidiaries................................................  21
               ------------
     3.03.     Capitalization of Buyer.....................................  22
               -----------------------
     3.04.     Authorization...............................................  22
               -------------
     3.05.     Buyer Financial Statements..................................  23
               --------------------------
     3.06.     Buyer Reports...............................................  24
               -------------
     3.07.     Properties and Leases.......................................  24
               ---------------------
     3.08.     Taxes.......................................................  24
               -----
     3.09.     Material Adverse Effect.....................................  25
               -----------------------
     3.10.     Commitments and Contracts...................................  25
               -------------------------
     3.11.     Litigation and Other Proceedings............................  26
               --------------------------------
     3.12.     Insurance...................................................  27
               ---------
     3.13.     Compliance with Laws........................................  27
               --------------------
     3.14.     Labor.......................................................  29
               -----
     3.15.     Material Interests of Certain Persons.......................  29
               -------------------------------------
     3.16.     Allowance for Loan Losses; Non-performing Assets............  29
               ------------------------------------------------
     3.17.     Employee Benefit Plans......................................  30
               ----------------------
     3.18.     Conduct of Buyer to Date....................................  31
               ------------------------
     3.19.     Proxy Statement, etc........................................  32
               --------------------
     3.20.     State Takeover Statutes.....................................  32
               -----------------------
     3.21.     Accounting, Tax and Regulatory Matters......................  33
               --------------------------------------
     3.22.     Brokers and Finders.........................................  33
               -------------------
     3.23.     Interest Rate Risk Management Instruments...................  33
               -----------------------------------------
     3.24.     Accuracy of Information.....................................  33
               -----------------------

ARTICLE IV
----------

     CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

     4.01.     Conduct of Businesses Prior to the Effective Time...........  34
               -------------------------------------------------
     4.02.     Forbearances of Seller......................................  34
               ----------------------
     4.03      Forbearances of Selling Stockholder.........................  37
               -----------------------------------
     4.04.     Forbearances of Buyer.......................................  37
               ---------------------

ARTICLE V
---------

     ADDITIONAL AGREEMENTS

     5.01.     Access and Information......................................  38
               ----------------------
     5.02.     Registration Statement Regulatory Matters...................  39
               -----------------------------------------
     5.03.     Approval of Merger and Distribution.........................  40
               -----------------------------------
     5.04.     Current Information.........................................  40
               -------------------
     5.05.     Agreements of Affiliates....................................  40
               ------------------------
     5.06.     Expenses....................................................  41
               --------
     5.07.     Miscellaneous Agreements and Consents.......................  41
               -------------------------------------
     5.08.     Employee Benefits...........................................  42
               -----------------
     5.09.     Equity Appreciation Plan and Long Term Incentive
               ------------------------------------------------
               Compensation Plan...........................................  42
               -----------------
     5.10.     Press Releases..............................................  42
               --------------

     5.11.     State Takeover Statutes.....................................  43
               -----------------------
     5.12.     D&O Indemnification.........................................  43
               -------------------
     5.13.     Best Efforts................................................  43
               ------------
     5.14.     Insurance...................................................  43
               ---------
     5.15.     Conforming Entries..........................................  43
               ------------------
     5.16.     Environmental Reports.......................................  45
               ---------------------
     5.17.     Seller Bank Securities......................................  45
               ----------------------
     5.18.     Agreement with FDIC.........................................  45
               -------------------
     5.19.     Directors of Buyer..........................................  45
               ------------------
     5.20.     Indemnification of Buyer....................................  45
               ------------------------
     5.21.     Selling Stockholder and General Partner Approval............  46
               ------------------------------------------------
     5.22.     Distribution................................................  46
               ------------
     5.23.     EAP and LTIP Distributions..................................  46
               --------------------------

ARTICLE VI
----------

     CONDITIONS
     ----------

     6.01.     Conditions to Each Party's Obligation To Effect the
               ---------------------------------------------------
               Merger......................................................  46
               ------
     6.02.     Conditions to Obligations of Seller To Effect the Merger....  47
               --------------------------------------------------------
     6.03.     Conditions to Obligations of Buyer To Effect the Merger.....  48
               -------------------------------------------------------

ARTICLE VII
-----------

     TERMINATION, AMENDMENT AND WAIVER

     7.01.     Termination.................................................  48
               -----------
     7.02.     Effect of Termination.......................................  49
               ---------------------
     7.03.     Amendment...................................................  50
               ---------
     7.04.     Severability................................................  50
               ------------
     7.05.     Waiver......................................................  50
               ------

ARTICLE VIII
------------

     GENERAL PROVISIONS

     8.01.     Non-Survival of Representations, Warranties and Agreements..  50
               ----------------------------------------------------------
     8.02.     Notices.....................................................  51
               -------
     8.03.     Miscellaneous...............................................  52
               -------------

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into on May 8, 1997 by and among BAY VIEW CAPITAL CORPORATION, a Delaware corporation ("Buyer"), AMERICA FIRST EUREKA HOLDINGS, INC., a Delaware corporation ("Seller"), AMERICA FIRST FINANCIAL FUND 1987-A LIMITED PARTNERSHIP, the sole stockholder of Seller and a Delaware limited partnership ("Selling Stockholder") and AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP FIVE, the General Partner of Selling Stockholder and a Delaware limited partnership.

                              W I T N E S S E T H:
                                - - - - - - - - -

     WHEREAS, Buyer is a registered unitary savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"); and

     WHEREAS, Seller is a registered unitary savings and loan holding company under HOLA; and

     WHEREAS, the Boards of Directors of Buyer, and Seller have approved the merger (the "Merger") of Seller with and into Buyer, pursuant to the terms and subject to the conditions of this Agreement to be followed immediately by the merger of EurekaBank, A Federal Savings Bank, a wholly owned subsidiary of Seller and a federal savings bank ("Seller Bank") with and into Bay View Bank, a wholly owned subsidiary of Buyer and a federal savings bank ("Buyer Bank"), pursuant to the Subsidiary Agreement and Plan of Merger in the form attached hereto as Exhibit A (the "Subsidiary Merger Agreement"); and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "IRC"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the IRC; and

     WHEREAS, as a condition to, and promptly after the execution of this Agreement, (i) Buyer and each director of Seller and certain other persons designated by Seller will enter into Support Agreements (the "Buyer Support Agreements") in the form attached hereto as Exhibit B and (ii) Seller and each director of Buyer will enter into Support Agreements (the "Seller Support Agreements") in the form attached hereto as Exhibit C; and

     WHEREAS, as a condition to, and immediately prior to execution of this Agreement, Buyer and Selling Stockholder will enter into an option agreement (the "Buyer Option Agreement") in the form attached hereto as Exhibit D; and

     WHEREAS, as a condition to, and immediately prior to execution of this Agreement, Buyer and Seller will enter into an option agreement (the "Seller Option Agreement") in the form attached hereto as Exhibit E; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I
                                   ---------

                                   THE MERGER

     1.01.     The Merger.  Subject to the terms and conditions of this
               ----------
Agreement, and pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as hereinafter defined), Seller shall be merged with and into Buyer pursuant to the terms and conditions set forth herein. Upon consummation of the Merger, the separate corporate existence of Seller shall cease and Buyer shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") under the DGCL, and all rights, properties and assets and every other interest of or belonging to or due to the Seller will be deemed to be transferred to and vested in Buyer.

     1.02.     Closing.  The closing (the "Closing") of the Merger shall take
               -------
place at 10:00 a.m. local time, on the date that the Effective Time (as defined in Section 1.03) occurs, or at such other time, and at such place, as Buyer and Seller shall agree (the "Closing Date"). The Closing is anticipated to occur on December 31, 1997. In no event will the Closing Date occur until after the record date for the quarterly dividend of Seller with respect to the fourth calendar quarter of 1997.

     1.03.     Effective Time.  The Merger shall become effective on the date
               --------------
and at the time (the "Effective Time") on which appropriate documents in respect of the Merger are filed with the Secretary of State of the State of Delaware in such form as required by and in accordance with, the relevant provisions of the DGCL. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on any such date as Buyer shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b). As soon as practicable following the Effective Time, Buyer and Seller shall cause a certificate or plan of merger reflecting the terms of this Agreement to be delivered for filing and recordation with other state or local officials in the State of Delaware in accordance with the DGCL.

     1.04.     Additional Actions.  If, at any time after the Effective Time,
               ------------------
Buyer or Buyer Bank shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in Buyer or Buyer Bank its right, title or interest in, to or under any of the rights, properties or assets of Seller or Seller Bank, as the case may be, or (b) otherwise carry out the purposes of this Agreement, Seller shall be deemed to have granted to Buyer and Buyer Bank, jointly and severally, an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in Buyer or Buyer Bank, as the case may be, and otherwise to carry out the purposes of this Agreement, and the officers and directors of Buyer are authorized in the name of Seller and the General Partner or otherwise to take any and all such action.

     1.05.     Certificate of Incorporation and Bylaws of Surviving
               ----------------------------------------------------
Corporation.  The Certificate of Incorporation and Bylaws of Buyer in effect
-----------
immediately prior to the Effective Time shall, without any change, be the Certificate of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed in accordance with applicable law.

     1.06.     Board of Directors and Officers of the Surviving Corporation.
               ------------------------------------------------------------
At the Effective Time, the directors of Buyer immediately prior to the Effective Time, and Stephen T. McLin and another person selected by Seller acceptable to Buyer, shall be the directors of the Surviving Corporation. At the Effective Time, the officers of Buyer immediately prior to the Effective Time shall be the officers of the Surviving Corporation. Such directors and officers shall hold office in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.07.     Conversion of Securities.  (a) At the Effective Time, by virtue
               ------------------------
of the Merger and without any action on the part of Buyer, Seller or the holder of any of the following securities:

          (i) Each share of the common stock, par value $.01 per share, of Buyer ("Buyer Common Stock") (and the associated Rights under the Stockholder Protection Rights Agreement dated as of July 31, 1990, as amended (the "Buyer Rights Agreement") between Buyer and Manufacturers Hanover Trust Company of California, as Rights Agent) issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and shall be unchanged after the Merger; and

          (ii) Each share of common stock, par value $1.00 per share, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time ("Exchange Shares") shall cease to be outstanding and shall be converted into and become the right to receive:

                    (1) that number of shares of Buyer Common Stock (and the associated Rights under the Buyer Rights Agreement) equal to (i) 70% of Purchase Price, divided by (ii) the number of Exchange Shares, divided by (iii) the Buyer Stock Price (such number of shares being the "Per Share Stock Consideration"). The "Buyer Stock Price" means
          (a) the average (rounded to four decimal points) of the average closing sale price of one share of Buyer Common Stock on the Nasdaq National Market ("Nasdaq") for the 20 consecutive full trading days ending on the fifth business day immediately prior to the Closing Date ("Average Price"), (b) if the Average Price is in excess of $52.00 per share, then $52.00, or (c) if the Average Price is less than $42.00 per share and Buyer has not made an Adjustment Election (as defined in Section 7.01(f)), then $42.00. "Purchase Price" shall mean $300 million; and

                    (2) an amount of cash equal to (i) 30% of Purchase Price, divided by (ii) the number of Exchange Shares (such amount of cash being the "Per Share Cash Consideration").

     1.08.     Exchange of Certificates. (a) At the Closing, the Selling
               ------------------------
Stockholder shall deliver to Buyer certificates evidencing all of the Exchange Shares ("Certificates"), duly endorsed in blank or accompanied by stock powers duly executed in blank. Buyer shall issue Buyer Common Stock (and the associated Rights) to the Selling Stockholder in exchange for Certificates in an amount equal to the Per Share Stock Consideration multiplied by the number of Exchange Shares evidenced by such Certificates.

     (b) Buyer shall cooperate with the Selling Stockholder in distributing the Buyer Common Stock issued pursuant to Section 1.08(a) to the holders of Beneficial Unit Certificates of Selling Stockholder ("BUC Holders"), Limited Partners of Selling Stockholder (the "Limited Partners") and the General Partner in accordance with a plan of dissolution of the Selling Stockholder (the "Distribution") which plan shall be approved by the Limited Partners and BUC Holders pursuant to Section 5.03 of this Agreement. In consummating the Distribution, Buyer and the Selling Stockholder agree to use their best efforts to cause the Buyer Common Stock distributed in the Distribution to be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     (c)  All shares of Seller Common Stock exchanged pursuant to this
Section 1.08 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing any such shares shall thereafter represent the right to receive the consideration described in this Agreement. The holders of Certificates shall cease to have any rights with respect to shares of Seller Common Stock except as otherwise provided herein or by law.

     1.09.     No Fractional Shares.  Notwithstanding any other provision of
               --------------------
this Agreement, neither certificates nor scrip for fractional shares of Buyer Common Stock shall be issued in the Merger. The Selling Stockholder shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Closing Price on the last business day preceding the Effective Time. With respect to a share of stock, "Closing Price" shall mean: the closing sale price of one share of Buyer Common Stock on the Nasdaq. The Selling Stockholder shall not be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     1.10.     Anti-Dilution Adjustments.  If prior to the Effective Time
               --------------------------
Buyer shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine or make other similar change to Buyer Common Stock, exchange Buyer Common Stock for a different number or kind of shares or securities or declare a dividend or make a distribution on Buyer Common Stock or on any security convertible into Buyer Common Stock, or is involved in any transaction resulting in any of the foregoing (including any exchange of Buyer Common Stock for a different number or kind of shares or securities) appropriate adjustment or adjustments will be made to the Buyer Stock Price, Average Price and the per share prices set forth in Section 1.07.

     1.11.     Reservation of Right to Revise Transaction. Buyer may at any
               ------------------------------------------
time change the method of effecting the acquisition of Seller by Buyer (in a manner reasonably acceptable to Seller counsel) and Seller shall cooperate in such efforts (including without limitation the provisions of this Article I) (any such additional transactions together with the Merger being referred to herein as the "Transactions")), if and to the extent Buyer has been advised in writing by Buyer's independent accountants that the method of effecting the acquisition contemplated hereby will not result in the best utilization of net operating loss carry-forwards of Seller and the Seller Subsidiaries, provided,
                                                                     ---------
however, that no such change shall (A) alter or change the amount or kind of
-------
consideration to be issued to Selling Stockholder as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to Selling Stockholder as a result of receiving the Merger Consideration or (C) materially delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Buyer may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.02 of this Agreement.

                                  ARTICLE II
                                  ----------

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER,
                    SELLING STOCKHOLDER AND GENERAL PARTNER

     Seller represents and warrants to and covenant with Buyer as follows:

     2.01.     Organization and Authority.  Seller is a corporation duly
               --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except as set forth on Schedule 2.01 and except where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations ("Material Adverse Effect") of Seller and its Subsidiaries, taken as a whole, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a unitary savings and loan holding company with the Office of Thrift Supervision (the "OTS") under HOLA. True and complete copies of the Certificate of Incorporation and Bylaws of Seller and of the charter and bylaws of the Seller Subsidiaries (as that term is defined in Section 2.02), each as in effect on the date of this Agreement, have been provided to Buyer. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

     2.02.     Subsidiaries.  Schedule 2.02 sets forth, among other things, a
               ------------
complete and correct list of all of Seller's Subsidiaries (each a "Seller Subsidiary" and collectively the "Seller Subsidiaries"), all outstanding Equity Securities of each of which, except as set forth on Schedule 2.02, are owned directly or indirectly by Seller. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, limited partnership units, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities. Except as set forth on Schedule 2.02, all of the outstanding shares of capital stock of the Seller Subsidiaries are validly issued, fully paid and nonassessable, and those shares owned by Seller are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or savings bank duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole. Except as set forth on Schedule 2.02, Seller does not own beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. Seller Bank is chartered by the OTS. The deposits of Seller Bank are insured by the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF"). Except as set forth on
Schedule 2.02, neither Seller nor any Seller Subsidiary holds any interest in a partnership, limited liability company, joint venture or any other kind of business enterprise.

     2.03.     Capitalization.  The authorized capital stock of Seller consists
               --------------
of 100 shares of Seller Common Stock of which 100 are issued and outstanding, all of which shares are beneficially owned by Selling Stockholder. There are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right. The authorized capital stock of Seller Bank consists of (i) 10,000,000 shares of common stock, par value $1.00 per share ("Seller Bank Common Stock"), of which 5,000,000 shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, par value $100.00 per share("Seller Bank Preferred Stock"), issuable in series, of which 200,000 shares are issued and outstanding. There are no other Equity Securities of Seller Bank outstanding. All of the issued and outstanding shares of Seller Bank Common Stock and Seller Bank Preferred Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right.

     2.04.     Authorization. (a)  Seller has the corporate power and authority
               -------------
to enter into this Agreement and, subject to the approval of this Agreement by the Selling Stockholder, to carry out its obligations hereunder. The only vote required for Selling Stockholder to approve this Agreement is the affirmative vote of a Majority in Interest of the Limited Partners as provided in Section
10.03 of the Limited Partnership Agreement of the Selling Stockholder (the "Limited Partnership Agreement") at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. Subject to approval by the Selling Stockholder and the execution and delivery hereof by the parties hereto, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     (b) Except as set forth on Schedule 2.04B, neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller and Seller Bank of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, or compliance by Seller Bank with any of the provisions of the Subsidiary Merger Agreement will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Seller or any Seller Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation, charter or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which it may be bound, or to which Seller or any Seller Subsidiary or any of the material properties or assets of Seller or any Seller Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 2.04, to the best of knowledge of Seller violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary or any of their respective material properties or assets.

     (c) Other than in connection or in compliance with the provisions of the DGCL, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required by the FDIC or under HOLA or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any required approvals or filings pursuant to any state statutes or regulations applicable to Seller, Buyer or their respective Subsidiaries with respect to the transactions contemplated by this Agreement, no notice to, filing with, exemption or review by or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller and Seller Bank of the transactions contemplated by this Agreement.

     2.05.     Seller Financial Statements.   The consolidated balance sheets
               ---------------------------
of Seller and its Subsidiary as of December 31, 1996, 1995 and 1994 and related consolidated statements of income, cash flows and partners' capital for each of the three years in the three-year period ended December 31, 1996, together with the notes thereto, audited by KPMG Peat Marwick LLP and included in an annual report on Form 10-K of Selling Stockholder (including amendments thereto) as filed with the Securities and Exchange Commission (the "SEC") (the "Seller Financial Statements"), except as set forth on Schedule 2.05, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of Selling Stockholder, Seller and its Subsidiary at the dates and the consolidated results of operations, cash flows and partners' capital of Selling Stockholder, Seller and its Subsidiary for the periods stated therein and are derived from the books and records of Selling Stockholder, Seller and its Subsidiary, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Except as set forth on
Schedule 2.05, neither Seller nor its Subsidiary has any material contingent liabilities that are not reflected in the Seller Reports (defined below) or disclosed in the financial statements described above.

     2.06.     Seller Reports.   Except as set forth on Schedule 2.06, since
               --------------
January 1, 1994, each of Seller and the Seller Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i)the OTS,
(ii) the FDIC, and (iii) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iii) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of its respective date, each Seller Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.07.     Properties and Leases.  Except as set forth on Schedule 2.07 or
               ---------------------
as may be reflected in the Seller Financial Statements, except for any Lien for current taxes not yet delinquent and except with respect to assets classified as real estate owned, Seller and its Subsidiaries have good title free and clear of any material Lien to all the real and personal property reflected in Seller's consolidated balance sheet as of December 31, 1996 included in the most recent Selling Stockholder Form 10-K and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases material to Seller or any Seller Subsidiary pursuant to which Seller or any Seller Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Seller or any Seller Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all of Seller's and Seller Subsidiaries' buildings, structures and equipment in regular use have been well maintained in all material respects and are in good and serviceable condition, normal wear and tear excepted.

     2.08.     Taxes.  Except as set forth on Schedule 2.08, Seller and each
               -----
Seller Subsidiary have timely filed or will timely (including extensions) file all tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and its Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent financial statements Selling Stockholder has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Seller nor any Seller Subsidiary will have any liability material to the financial condition or results of operations (the "Condition") of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Seller or any Seller Subsidiary which would not be covered by existing reserves. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Seller and the Seller Subsidiaries have been audited and settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities for all periods ended through December 31, 1985 or the period for assessment of taxes in respect of such periods has expired. There is no deficiency or refund litigation or matter in controversy with respect to Seller Returns. Neither Seller nor any Seller Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

     2.09.     Material Adverse Effect.  Since December 31, 1996, there has
               -----------------------
been no Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to thrift institutions generally or in general levels of interest rates affecting thrift institutions generally.

     2.10.     Commitments and Contracts.  (a)  Except as set forth on
               -------------------------
Schedule 2.10A, neither Seller nor any Seller Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

         (i) any material agreement, arrangement or commitment (A) not made in the ordinary course of business or (B) pursuant to which Seller or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any Seller Subsidiary;

         (ii) any agreement, indenture or other instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any Seller Subsidiary or the guarantee by Seller or any Seller Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Seller Subsidiary, such as deposits and Fed Funds borrowings);

         (iii) any contract, agreement or understanding with any labor union or collective bargaining organization;

         (iv) any contract containing covenants which limit the ability of Seller or any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Seller or any Seller Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

         (v) any other contract or agreement which is a material contract within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC;

         (vi) any lease with annual rental payments aggregating $250,000 or more; or

         (vii) any agreement, commitment or arrangement to make any distribution or other payments to the Selling Stockholder.

     (b) Neither Seller nor any Seller Subsidiary is in violation of its certificate or articles of incorporation or bylaws or charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole.

     2.11. Litigation and Other Proceedings.  Except as set forth on
           --------------------------------
Schedule 2.11, neither Seller nor any Seller Subsidiary is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any Seller Subsidiary or any of their respective officers or directors by any stockholder (or any former stockholder), or involving claims under the DGCL, the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977 as amended (the "CRA"), or the fair lending laws.

     2.12. Insurance.  Each of Seller and its Subsidiaries has taken all
           ---------
requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole. Set forth on
Schedule 2.12 is a list of all insurance policies maintained by or for the benefit of Seller or its Subsidiaries or their directors, officers, employees or agents.

     2.13. Compliance with Laws.  (a)  Except as set forth on Schedule
           --------------------
2.13A, Seller and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of Seller and its Subsidiaries; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

     (b) Except as set forth on Schedule 2.13B and except for failures to comply or defaults which individually or in the aggregate would not have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, (i) each of Seller and its Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Seller nor any Seller Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the de fault under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except as set forth on Schedule 2.13B, as of the date of this Agreement, neither Seller nor any Seller Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any Seller Subsidiary) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including, without limitation, asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance") or (B) on which any Toxic Substance has been stored, disposed of, placed or used in the construction thereof. "Property" of a person shall include all property (real or personal, tangible or intangible) owned or controlled by such person, including, without limitation, property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. Except as set forth on Schedule 2.13B, no claim, action, suit, or proceeding is pending against Seller or any Seller Subsidiary relating to Property of Seller or any Seller Subsidiary before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Seller or any Seller Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any Seller Subsidiary which reasonably could be expected to have a

Material Adverse Effect on Seller and its Subsidiaries, taken as a whole.

     (c) From and after January 1, 1994, neither Seller nor any Seller Subsidiary has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any Subsidiary of Seller, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 2.13C or in any writing previously furnished to Buyer and (B) reasonably could not be expected to have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act (the "FDIA"), or (iii) requiring or threatening to require Seller or any of its Subsidiaries, or indicating that Seller or any of its Subsidiaries may be required to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of its Subsidiaries, including, without limitation, any restriction on the making of distributions or payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

     (d) Except as set forth on Schedule 2.13D, neither Seller nor any Seller Subsidiary is required by Section 32 of the FDIA to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

     2.14.  Labor.   No work stoppage involving Seller or any Seller
            -----
Subsidiary is pending or, to the best knowledge of Seller, threatened, which reasonably could be expected to have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole. Except as set forth on Schedule 2.14, neither Seller nor any Seller Subsidiary is involved in or, to the best knowledge of Seller, threatened with or affected by any labor dispute, arbitration, lawsuit or administrative proceeding. Employees of neither Seller nor any Seller Subsidiary are represented by any labor union or any collective bargaining organization.

    2.15.   Material Interests of Certain Persons. (a) Except as set forth
            -------------------------------------
in Selling Stockholder's Form 10-K for the fiscal year ended December 31, 1996, to the best knowledge of Seller no officer or director of Seller or any Subsidiary of Seller or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any Subsidiary of Seller, which would be required to be so disclosed if Seller or any such Subsidiary were required to disclose such information pursuant to
Item 404 of Regulation S-K promulgated by the SEC.

     (b) Except as set forth on Schedule 2.15B, there are no loans from Seller or any Seller Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Seller's or Seller Bank's Board of Directors ("Seller Insider Loans"). All outstanding Seller Insider Loans from Seller or Seller Bank were approved by or reported to the appropriate partner or board of directors in accordance with applicable law and regulations.

     2.16. Allowance for Loan and Lease Losses; Non-performing Assets.
           ----------------------------------------------------------
(a) The allowances for loan and lease losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and its Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of Selling Stockholder and its Subsidiaries contained in the most recent Selling Stockholder Form 10-K is adequate in all material respects under the requirements of GAAP to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet.

     (b) As of December 31, 1996, the aggregate amount of all Seller Nonperforming Assets (as defined below) on the books of Seller and its Subsidiaries does not exceed $11,700,000. "Seller Non-performing Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Seller, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "doubtful", "loss" or the equivalent thereof by any Regulatory Authority and (ii) all assets classified as real estate acquired through foreclosure or repossession and other assets acquired through foreclosure or repossession.

     2.17. Employee Benefit Plans.  (a)  Except as set forth on Schedule
           ----------------------
2.17A, neither Seller nor any Seller Subsidiary is a party to any existing employment, management, consulting, deferred compensation, change-in-control or other similar contract. Schedule 2.17A lists all pension, retirement, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appreciation right, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained (currently or at any time in the last five years) by or contributed to by Seller or any Seller Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any Seller Subsidiary (collectively "Seller Employee Plans"). The aggregate number of Rights (as defined in the Equity Appreciation Plan (the "EAP")) granted under the EAP is 320,000. Seller has furnished Buyer with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto) if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

     (b) All Seller Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the IRC. All contributions required to be made to Seller Employee Plans have been made.

     (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA)(the "Seller Pension Plans"):
(i) each Seller Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the IRC has been determined to be so qualified by the IRS and, to the knowledge of Seller such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the IRC; (ii) the actuarial present value of all benefits under each Seller Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.17A), exceed the value of the assets of the Seller Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Seller there has been no "prohibited transaction," as such term is defined in Section 4975 of the IRC or
Section 406 of ERISA, which could subject any Seller Pension Plan or associated trust, or the Seller or any Seller Subsidiary to any material tax or penalty;
(iv) except as set forth on Schedule 2.17C, no Seller Pension Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Seller Pension Plan, as that term is defined in Section 4043 of ERISA for which the 30-day notice requirement has not been waived on or after January 1, 1985; and (v) no Seller Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived). Except as set forth on Schedule 2.17C, no Seller Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Seller Pension Plan that is described in Section 4063 (a) of ERISA (a "Multiple Employer Pension Plan"): (i) neither Seller nor any Seller Subsidiary would have any liability or obligation to post a bond under Section 4063 of ERISA if Seller and all Seller Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and (ii) neither Seller nor any Seller Subsidiary would have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

     (d) Except as set forth on Schedule 2.17D, neither Seller nor any Seller Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

     (e) Except as set forth on Schedule 2.17E, neither Seller nor any Seller Subsidiary has any material liability under ERISA or the IRC as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the IRC.

     (f) Except as set forth on Schedule 2.17F neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any material payment to any director or employee of Seller or any Seller Subsidiary from any of such entities, (ii) materially increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit.

     (g) Except as set forth on Schedule 2.17G, there are no arrangements or agreements of Seller or any Seller Subsidiary that could possibly result in "parachute payments" (as defined in 280G of the IRC). Set forth on Schedule 2.17G are the names of the persons who could be "disqualified individuals" for purposes of Section 280G of the IRC.

    2.18.        Conduct of Seller to Date.  From and after January 1, 1997
                 -------------------------
through the date of this Agreement, except as set forth on Schedule 2.18 or in Seller Financial Statements or Seller Reports: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any Seller Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (iii) neither Seller nor any Seller Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iv) neither Seller nor any Seller Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets other than for a fair consideration in the ordinary course of business; (v) except as required by contract or law or in the ordinary course of business, neither Seller nor any Seller Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit, promotion or annual increases and bonuses in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (vi) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; and (vii) neither Seller nor any Seller Subsidiary has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and its Subsidiaries.

     2.19.       Proxy Statement, etc.  None of the information regarding Seller
                 --------------------
or any Seller Subsidiary supplied or to be supplied by Seller for inclusion or included in (i) the registration statement on Form S-4 to be filed with the SEC by Buyer for the purpose of registering the shares of Buyer Common Stock to be issued pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the proxy or information statement (the "Proxy Statement") to be mailed to Limited Partners and BUC Holders of Selling Stockholder in connection with the transactions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, in the case of the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Limited Partners referred to in Section 5.03 (the

"Selling Stockholder Meeting") (or, if no Selling Stockholder Meeting is held, at the time the Proxy Statement is first furnished to Limited Partners) and at the time of the meeting of Buyer's stockholders referred to in Section 5.03 (the "Buyer Meeting"), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Selling Stockholder Meeting. All documents which Seller or any Seller Subsidiary is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     2.20.       Registration Obligations.  Except as set forth on Schedule
                 ------------------------
2.20, neither Seller nor any Seller Subsidiary is under any obligation, contingent or otherwise to register any of its securities under the Securities Act.

     2.21.       State Takeover Statutes.  Except as set forth on Schedule 2.21,
                 -----------------------
the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

     2.22.       Accounting, Tax and Regulatory Matters.  Neither Seller nor any
                 --------------------------------------
Seller Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the IRC or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

     2.23.       Brokers and Finders.  Except for Merrill Lynch & Co., neither
                 -------------------
Seller nor any Seller Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any Seller Subsidiary in connection with this Agreement or the transactions contemplated hereby. Schedule 2.23 discloses bona fide estimates of the amounts of all fees and expenses expected to be paid by Seller to all third parties in connection with the Merger ("Merger Fees").

     2.24.       Interest Rate Risk Management Instruments.  (a)  Set forth on
                 -----------------------------------------
Schedule 2.24A is a list, as of the date hereof, of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.

     (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Seller, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Seller and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     2.25.       Accuracy of Information.  To the best knowledge of Seller, the
                 -----------------------
statements of Seller contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

     Selling Stockholder represents and warrants to and covenants with Buyer as follows:

     2.26.       Authorization.  Selling Stockholder has the partnership power
                 -------------
and authority to enter into this Agreement and, subject to the approval of this Agreement by a Majority in Interest of the Limited Partners, to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Selling Stockholder and the consummation by Selling Stockholder of the transactions contemplated hereby have been duly authorized by all requisite partnership action on the part of Selling Stockholder. Subject to approval by a Majority in Interest of the Limited Partners, and the execution and delivery hereof by the parties hereto, this Agreement is a valid and binding obligation of Selling Stockholder enforceable against Selling Stockholder in accordance with its terms.

     2.27.       Beneficial Ownership of Seller Equity Securities. Selling
                 ------------------------------------------------
Stockholder beneficially owns all of the issued and outstanding shares of Seller Common Stock. Selling Stockholder does not own, directly or indirectly, any other Equity Securities of Seller.

     2.28.       Rights to Acquire Equity Securities.  There is no subscription,
                 -----------------------------------
option, warrant, call, right, contract, agreement, commitment, understanding or arrangement relating to the sale, delivery or transfer by Selling Stockholder of any shares of Seller Common Stock, including any right of conversion or exchange under any outstanding security or other instrument.

     2.29         Title to Seller Common Stock.  Selling Stockholder has good
                  ----------------------------
and marketable title to all of the issued and outstanding shares of Seller Common Stock, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature.

     General Partner represents and warrants to and covenants with Buyer as follows:

     2.30.       Authorization.  General Partner has the partnership power and
                 -------------
authority to enter into this Agreement and, subject to the approval of this Agreement by a Majority in Interest of the Limited Partners, to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by General Partner and the consummation by General Partner of the transactions contemplated hereby have been duly authorized by all requisite partnership action on the part of General Partner. Subject to approval by a Majority in Interest of the Limited Partners and the execution and delivery hereof by the parties hereto, this Agreement is a valid and binding obligation of General Partner enforceable against General Partner in accordance with its terms.


                                  ARTICLE III
                                  -----------

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     Buyer represents and warrants to and covenants with Seller as follows:

     3.01.       Organization and Authority.   Buyer and each of its
                 --------------------------
Subsidiaries is a corporation, savings bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except as set forth on
Schedule 3.01 and, except where the failure to be so qualified would not have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Buyer Subsidiaries, where the failure to be so qualified would not have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole. Buyer is registered as a unitary savings and loan holding company under HOLA. True and complete copies of the Certificate of Incorporation and Bylaws of Buyer and of the Charter and Bylaws of Buyer Bank, each as in effect on the date of this Agreement, have been provided to Seller.

     3.02.       Subsidiaries.  Schedule 3.02 sets forth, among other things, a
                 ------------
complete and correct list of all of Buyer's Subsidiaries (each a "Buyer Subsidiary" and collectively the "Buyer Subsidiaries"), all outstanding Equity Securities of each of which, except as set forth on Schedule 3.02, are owned directly or indirectly by Buyer. Except as set forth on Schedule 3.02, all of the outstanding shares of capital stock of the Buyer Subsidiaries are validly issued, fully paid and nonassessable, and those shares owned by Buyer are owned free and clear of any Lien with respect thereto. Each of the Buyer Subsidiaries is a corporation or savings bank duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Buyer Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole. Except as set forth on Schedule 3.02, Buyer does not own beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. Buyer Bank is chartered by the OTS. The deposits of Buyer Bank are insured by the SAIF or the BIF. Except as set forth on Schedule 3.02, neither Buyer nor any Buyer Subsid iary holds any interest in a partnership, limited liability company, joint venture or any other kind of business enterprise.

     3.03.       Capitalization of Buyer.   The authorized capital stock of
                 -----------------------
Buyer consists of (i) 20,000,000 shares of Buyer Common Stock, of which, as of May 8, 1997, 6,485,080 shares were issued and outstanding and (ii) 7,000,000 shares of preferred stock, par value $.01 per share ("Buyer Preferred Stock"), issuable in series, none of which, as of May 8, 1997, is issued or outstanding. As of May 8, 1997 Buyer had reserved (i) 1,654,715 shares of Buyer Common Stock for issuance under various employee stock option and incentive plans ("Buyer Stock Options") a list of which is set forth on Schedule 3.03. From May 8, 1997 through the date of this Agreement, no shares of Buyer Common Stock or other Equity Securities of Buyer have been issued excluding any such shares which may have been issued pursuant to stock-based employee benefit or incentive plans and programs or pursuant to the foregoing agreements. Except as set forth above and except pursuant to the Buyer Rights Agreement, there are no other Equity Securities of Buyer outstanding as of May 8, 1997. All of the issued and outstanding shares of Buyer Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Buyer. At the Effective Time, the Buyer Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive right.

     3.04.       Authorization.  (a)  Buyer has the corporate power and
                 -------------
authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Buyer, to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer. Subject to approval by the stockholders of Buyer and the execution and delivery hereof by the parties hereto, this Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     (b) Except as set forth on Schedule 3.04B neither the execution, delivery and performance by Buyer of this Agreement, nor the consummation by Buyer and Buyer Bank of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, or compliance by Buyer Bank with any of the provisions of the Subsidiary Merger Agreement will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Buyer or any Buyer Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation, charter or bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of the material properties or assets of Buyer or any Buyer Subsidiary is a party or by which it may be bound, or to which Buyer may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 3.04, to the best knowledge of Buyer, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its Subsidiaries or any of their respective material properties or assets.

     (c) Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required by the FDIC or under the HOLA or the HSR Act, or any required approvals of, or notice to, any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer or Buyer Bank of the transactions contemplated by this Agreement.

     3.05.       Buyer Financial Statements.  The consolidated balance sheets of
                 --------------------------
Buyer and its Subsidiaries as of December 31, 1996, 1995 and 1994 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1996, together with the notes thereto, audited by Deloitte & Touche LLP ("Buyer Auditors") and included in an annual report on Form 10-K as filed with the SEC (the "Buyer Financial Statements"), except as set forth on
Schedule 3.05 have been prepared in accordance with GAAP, present fairly the consolidated financial position of Buyer and its Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of Buyer and its Subsidiaries for the periods stated therein and are derived from the books and records of Buyer and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Except as set forth on Schedule 3.05 neither Buyer nor any of its Subsidiaries has any material contingent li abilities that are not reflected in the Buyer Reports (defined below) or disclosed in the financial statements described above.

     3.06.       Buyer Reports.  Except as set forth on Schedule 3.06, since
                 -------------
January 1, 1994, each of Buyer and the Buyer Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Buyer Reports." As of its respective date, each Buyer Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.07.       Properties and Leases.  Except as set forth on Schedule 3.07 or
                 ---------------------
as may be reflected in the Buyer Financial Statements, except for any Lien for current taxes not yet de linquent and except with respect to assets classified as real estate owned, Buyer and its Subsidiaries have good title free and clear of any material Lien to all the real and personal property reflected in Buyer's consolidated balance sheet as of December 31, 1996 included in the most recent Buyer Form 10-K and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases material to Buyer or any Buyer Subsidiary pursuant to which Buyer or any Buyer Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Buyer or any Buyer Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all of Buyer's and Buyer Subsidiaries' buildings, structures and equipment in regular use have been well maintained in all material respects and are in good and serviceable condition, normal wear and tear excepted.

     3.08.       Taxes.  Except as set forth on Schedule 3.08, Buyer
                 -----
and each Buyer Subsidiary have timely filed or will timely (including extensions) file all tax returns required to be filed at or prior to the Closing Date ("Buyer Returns"). Each of Buyer and its Subsidiaries has paid, or set up adequate reserves on the Buyer Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent financial statements Buyer has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Buyer nor any Buyer Subsidiary will have any liability material to the Condition of Buyer and the Buyer Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Buyer or any Buyer Subsidiary which would not be covered by existing reserves. Neither Buyer nor any Buyer Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax re turns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Buyer and the Buyer Subsidiaries have been audited and settled by the IRS or ap propriate state tax authorities for all periods ended through December 31, 1989 or the period for assessment of taxes in respect of such periods has expired. There is no deficiency or refund litigation or matter in controversy with respect to Buyer Returns. Neither Buyer nor any Buyer Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

     3.09.       Material Adverse Effect.  Since December 31, 1996, there has
                 -----------------------
been no Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to thrift institutions generally or in general levels of interest rates affecting thrift institutions generally.

     3.10.       Commitments and Contracts.  (a)  Except as set forth on
                 -------------------------
Schedule 3.10A, neither Buyer nor any Buyer Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

           (i) any material agreement, arrangement or commitment (A) not made in the ordinary course of business or (B) pursuant to which Buyer or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any Buyer Subsidiary;

           (ii) any agreement, indenture or other instrument not disclosed in the Buyer Financial Statements relating to the borrowing of money by Buyer or any Buyer Subsidiary or the guarantee by Buyer or any Buyer Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Buyer Subsidiary, such as deposits and Fed Funds borrowings);

           (iii) any contract, agreement or understanding with any labor union or collective bargaining organization;

           (iv) any contract containing covenants which limit the ability of Buyer or any Buyer Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Buyer or any Buyer Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

           (v) any other contract or agreement which is a material contract within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC; or

           (vi) any lease with annual rental payments aggregating $250,000 or more.

     (b) Neither Buyer nor any Buyer Subsidiary is in violation of its certificate or articles of incorporation or charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

     3.11.   Litigation and Other Proceedings.  Except as set forth on Schedule
             --------------------------------
3.11, neither Buyer nor any Buyer Subsidiary is a party to any pending or, to the best knowledge of Buyer, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of Buyer, threatened against Buyer or any Buyer Subsidiary or any of their respective officers or directors by any holder of Buyer Common Stock (or any former holder of Buyer Common Stock) or involving claims under the DGCL, the Securities Act, the Exchange Act, the CRA, or the fair lending laws.

     3.12. Insurance. Each of Buyer and its Subsidiaries has taken all requisite
           ---------
action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Buyer, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole. Set forth on Schedule
3.12 is a list of all insurance policies maintained by or for the benefit of Buyer or its Subsidiaries or their directors, officers, employees or agents.

     3.13.   Compliance with Laws.  (a)  Except as set forth on Schedule 3.13A,
             --------------------
Buyer and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of Buyer and its Subsidiaries; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Buyer no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

     (b) Except as set forth on Schedule 3.13B and except for failures to comply or defaults which individually or in the aggregate would not have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, (i) each of Buyer and its Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, ERISA), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Buyer Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Buyer nor any Buyer Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the de fault under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except as set forth on Schedule 3.13B, as of the date of this Agreement, neither Buyer nor any Buyer Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property of Buyer (whether directly or to the best knowledge of Buyer, as a consequence of such Property being part of the investment portfolio of Buyer or any Buyer Subsidiary) (A) that is contaminated by or contains any Toxic Substance or (B) on which any Toxic Substance has been stored, disposed of, placed or used in the construction thereof. Except as set forth on Schedule 3.13B, no claim, action, suit, or proceeding is pending against Buyer or any Buyer Subsidiary relating to Property of Buyer before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Buyer or any Buyer Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Buyer or any Buyer Subsidiary which reasonably could be expected to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

     (c) From and after January 1, 1994, neither Buyer nor any Buyer Subsidiary has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Buyer or any Subsidiary of Buyer, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 3.13C or in any writing previously furnished to Seller and (B) reasonably could not be expected to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Buyer and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the FDIA, or (iii) requiring or threatening to require Buyer or any of its Subsidiaries, or indicating that Buyer or any of its Subsidiaries may be required to enter into a cease and desist order, agreement or memorandum of un derstanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the op erations of Buyer or any of its Subsidiaries, including, without limitation, any restriction on the making of distributions or payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

     (d) Except as set forth on Schedule 3.13D, neither Buyer nor any Buyer Subsidiary is required by Section 32 of the FDIA to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

     3.14.   Labor. No work stoppage involving Buyer or any Buyer Subsidiary is
             -----
pending or, to the best knowledge of Buyer, threatened, which reasonably could be expected to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole. Neither Buyer nor any Buyer Subsidiary is involved in or, to the best knowledge of Buyer, threatened with or affected by any labor dispute, arbitration, lawsuit or administrative proceeding. Employees of neither Buyer nor any Buyer Subsidiary are represented by any labor union or any collective bargaining organization.

     3.15.   Material Interests of Certain Persons.  (a) Except as set forth on
             -------------------------------------
Schedule 3.15A, to the best knowledge of Buyer no officer or director of Buyer or any Subsidiary of Buyer or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Buyer or any Subsidiary of Buyer, which would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     (b) Except as set forth on Schedule 3.15B, there are no loans from Buyer or any Buyer Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Buyer's or Buyer Bank's Board of Directors ("Buyer Insider Loans"). All outstanding Buyer Insider Loans from Buyer or Buyer Bank were approved by or reported to the appropriate board of directors in accordance with applicable law and regulations.

     3.16.   Allowance for Loan Losses; Non-performing Assets.
             ------------------------------------------------
     (a) The allowances for loan losses contained in the Buyer Financial Statements were established in accordance with the past practices and experiences of Buyer and its Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of Buyer and its Subsidiaries contained in the most recent Buyer Form 10-K is adequate in all material respects under the requirements of GAAP to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet.

     (b) As of December 31, 1996, the aggregate amount of all Buyer Nonperforming Assets (as defined below) on the books of Buyer and its Subsidiaries does not exceed $24,310,000. "Buyer Non-performing Assets" shall mean (i) all loans and leases(A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status,
(C) where a reasonable doubt exists, in the reasonable judgment of Buyer, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "doubtful", "loss" or the equivalent thereof by any Regulatory Authority and (ii) all assets classified as real estate acquired through foreclosure or repossession and other assets acquired through foreclosure or repossession.

     3.17. Employee Benefit Plans. (a) Except as set forth on Schedule 3.17A,
           ----------------------
neither Buyer nor any Buyer Subsidiary is a party to any existing employment, management, consulting, deferred compensation, change-in-control or other similar contract. Schedule 3.17A lists all pension, retirement, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appreciation right, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained (currently or at any time in the last five years) by or contributed to by Buyer or any Buyer Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to Buyer or any Buyer Subsidiary (collectively "Buyer Employee Plans").

     (b) All Buyer Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the IRC. All contributions required to be made to Buyer Employee Plans have been made.

     (c) With respect to each of the Buyer Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Buyer Pension Plans"): (i) each Buyer Pension Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the IRC has been determined to be so qualified by the IRS and, to the knowledge of Buyer such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the IRC;
(ii) the actuarial present value of all benefits under each Buyer Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 3.17A), exceed the value of the assets of the Buyer Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Buyer there has been no "prohibited transaction," as such term is defined in Section 4975 of the IRC or Section 406 of ERISA, which could subject any Buyer Pension Plan or associated trust, or the Buyer or any Buyer Subsidiary to any material tax or penalty; (iv) except as set forth on Schedule 3.17C, no Buyer Pension Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Buyer Pension Plan, as that term is defined in Section 4043 of ERISA for which the 30-day notice requirement has not been waived on or after January 1, 1985; and (v) no Buyer Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA (whether or not waived). Except as set forth on Schedule 3.17C, no Buyer Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Buyer Pension Plan that is described in Section 4063 (a) of ERISA (a "Multiple Employer Pension Plan"):
(i) neither Buyer nor any Buyer Subsidiary would have any liability or obligation to post a bond under Section 4063 of ERISA if Buyer and all Buyer Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and (ii) neither Buyer nor any Buyer Subsidiary would have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

     (d) Except as set forth on Schedule 3.17D, neither Buyer nor any Buyer Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

     (e) Except as set forth on Schedule 3.17E, neither Buyer nor any Buyer Subsidiary has any material liability under ERISA or the IRC as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the IRC.

     (f) Except as set forth on Schedule 3.17F neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any material payment becoming due to any director or employee of Buyer or any Buyer Subsidiary from any of such entities,
(ii) materially increase any benefit otherwise payable under any of the Buyer Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit.

     3.18. Conduct of Buyer to Date. From and after January 1, 1997 through the
           ------------------------
date of this Agreement, except as set forth on Schedule 3.18 or in Buyer Financial Statements or Buyer Reports: (i) Buyer and the Buyer Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practices; (ii) neither Buyer nor any Buyer Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (iii) neither Buyer nor any Buyer Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iv) neither Buyer nor any Buyer Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets other than for a fair consideration in the ordinary course of business; (v) except as required by contract or law or in the ordinary course of business, neither Buyer nor any Buyer Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit, promotion or annual increases and bonuses in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Buyer Employee Plans or (D) agreed to do any of the foregoing; (vi) neither Buyer nor any Buyer Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; and (vii) neither Buyer nor any Buyer Subsidiary has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Buyer and its Subsidiaries.

     3.19. Proxy Statement, etc. None of the information regarding Buyer or any
           --------------------
Buyer Subsidiary supplied or to be supplied by Buyer for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and,, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Buyer Meeting and the Selling Stockholder Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Buyer Meeting. All documents which Buyer or any Buyer Subsidiary is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     3.20.   State Takeover Statutes.  Except as set forth on Schedule 3.20, the
             -----------------------
transactions contemplated by this Agreement are not subject to any applicable state takeover law.

     3.21. Accounting, Tax and Regulatory Matters. Neither Buyer nor any Buyer
           --------------------------------------
Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the IRC or (ii) materially impede or delay receipt of any approval referred to in
Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

     3.22. Brokers and Finders. Except for Hovde Financial, Inc., neither Buyer
           -------------------
nor any Buyer Subsidiary nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer or any Buyer Subsidiary in connection with this Agreement or the transactions contemplated hereby. Schedule 3.22 discloses bona fide estimates of the amounts of all fees and expenses expected to be paid by Buyer to all third parties in connection with the Merger.

     3.23. Interest Rate Risk Management Instruments. (a) Set forth on Schedule
           -----------------------------------------
3.23A is a list, as of the date hereof, of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which Buyer or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.

     (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Buyer or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Buyer, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Buyer and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.24.   Accuracy of Information.  To the best knowledge of Buyer, the
             -----------------------
statements of Buyer contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                                 ARTICLE IV
                                 ----------

               CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

     4.01.   Conduct of Businesses Prior to the Effective Time. Except as
             -------------------------------------------------
otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of Buyer and Seller shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices and shall cause each such Subsidiary to use, consistent with the provisions of Sections 4.02 and 4.04, its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

     4.02.   Forbearances of Seller.  Except as set forth on Schedule 4.02 or as
             ----------------------
otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to, without the prior written consent of Buyer:

           (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a Subsidiary of Seller to Seller or another Subsidiary of Seller), except that Seller may (i) declare and pay cash dividends on the Seller Common Stock in the aggregate of not more than $2.4 million per calendar quarterly period and (ii) distribute management fees in the aggregate of not more than $250,000 per calendar quarterly period;

           (b) enter into or amend any employment, severance or similar agreement or arrangement with any, director, officer or employee, or modify any of the Seller Employee Plans or grant any salary or wage increase including incentive or bonus payments), except normal individual increases in compensation to rank and file employees consistent with past practice, or as required by law or contract; provided, that Seller may (i) pay management performance bonuses at times and in amounts consistent with past practice, which shall be in amounts in the aggregate equal to bonuses granted with respect to services in 1996 and (ii) make severance and retention payments pursuant to all employment, severance or similar agreements or arrangements in effect as of the date hereof or subsequent to the date hereof (including, without limitation, all employment contracts) in an aggregate amount not to exceed $5.5 million, subject to cut-back in individual payments, if necessary, except as set forth on Schedule 4.02B to assure that no payment to any person will be, when aggregated with all other payments and benefits to be received by such person, an excess parachute payment under Section 280G of the IRC;

           (c) authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights; or

           (d) propose or adopt any amendments to its Certificate of Incorporation or other charter document or Bylaws; or

           (e) issue, sell, grant, confer or award any of its Equity Securities or effect any split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement; or

           (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; or

           (g) (i) without first consulting with Buyer, enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of (A) $1,000,000 in respect of commercial transactions, including commercial real estate transactions ("Commercial Transactions") and (B) $1,000,000 in respect of residential real estate transactions, or in an amount which, or when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of
     (A) $1,000,000 in respect of commercial transactions, including Commercial Transactions and (B) $1,000,000 in respect of residential real estate transactions; (ii) without first obtaining the written consent of Buyer, lend to any person or entity in an amount in excess of $1,000,000 in respect of Commercial Transactions or in an amount which, when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $1,000,000 in respect of Commercial Transactions;
     (iii) Lend to any person other than in accordance with lending policies as in effect on the date hereof; provided that in the case of clauses (ii) and
                                   --------
     (iii) Seller or any Seller Subsidiary may make any such loan in the event
     (A) Seller or any Seller Subsidiary has delivered to Buyer or its designated representative a notice of its intention to make such loan and such information as Buyer or its designated representative may reasonably require in respect thereof and (B) Buyer or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Buyer of the notice of intention and information as aforesaid; or (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Seller or any Seller Subsidiary (except those denoted "pass" thereon), in an amount in excess of $500,000; provided, however, that nothing in this
                                      --------  -------
     paragraph shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding the provisions of clauses (i) and (ii) of this Section 4.02(g), Seller shall be authorized without first consulting with Buyer or obtaining Buyer's prior written consent, to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases with respect to any Pre-Existing Facility shall not without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed, be in excess of the lesser of 5% of such Pre-Existing Facility or $25,000; or;

           (h) directly or indirectly (including through its officers, directors, employees, other representatives or the partners of the Selling Stockholder (including any general or limited partner of the General Partner of the Selling Stockholder)) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Seller or any Seller Subsidiary or the acquisition of Equity Securities of Seller or any Seller Subsidiary or the merger of Seller or any Seller Subsidiary with any person (other than Buyer, Seller or another Seller Subsidiary) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyer orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction and promptly confirm the same to Buyer in writing; or

           (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

           (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, partnership, corporation or other entity or pay without prior approval of Buyer, which shall not be unreasonably withheld, any Merger Fees in excess of the amount set forth on Schedule 2.23; or

           (k) materially restructure or materially change its investment securities portfolio, without prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute any individual investment transaction for its own account (i) in securities backed by the full faith and credit of the United States or an agency thereof in excess of $1,000,000 and (ii) in any other investment securities in excess of $500,000; or

           (l) make any awards or agree to make any awards under Seller Employee Plans which have not been previously disclosed to Buyer in Section 2.17A; or

           (m) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

     4.03   Forbearances of Selling Stockholder.  During the period from the
            -----------------------------------
date of this Agreement to the Effective Time, Selling Stockholder shall not, without the prior written consent of Buyer authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to any sale, pledge or other transfer of any part of the capital stock of Seller.

     4.04.  Forbearances of Buyer.   Except as set forth on Schedule 4.04 or as
            ---------------------
otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Buyer shall not and shall not permit any of the Buyer Subsidiaries to, without the prior written consent of Seller:

           (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Buyer

     Subsidiaries to Buyer or to another of the Buyer Subsidiaries), except that Buyer may pay its regular quarterly dividends in amounts as it shall determine from time to time and may effect any stock split in the form of a stock dividend as discussed in the Proxy Statement of Buyer for the 1997 annual meeting of shareholders of Buyer, or such additional stock split in the form of a stock dividend after consultation with Seller;

           (b) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof except for an acquisition which involves the payment of consideration by Buyer in an amount equal to less than 25% of the Market Value of the issued and outstanding shares of Buyer Common Stock as of the date the definitive agreement relating to such acquisition is executed by all applicable parties (the "Execution Date"). "Market Value" shall mean the Closing Price on the last business day preceding the Execution Date multiplied by the number of issued and outstanding shares of Buyer Common Stock on the Execution Date;

           (c) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Seller or Buyer to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; or

           (d) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other action which would make any of the representations and warranties in Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                                   ARTICLE V
                                   ---------

                             ADDITIONAL AGREEMENTS

     5.01. Access and Information. Buyer and its Subsidiaries, on the one hand,
           ----------------------
and Seller and its Subsidiaries, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representatives, reasonable access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Each party hereto shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

     5.02.   Registration Statement Regulatory Matters. (a) Buyer shall prepare
             -----------------------------------------
and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Buyer Common Stock to be issued in the Merger after the Effective Time and distributed pursuant to the Distribution. Buyer shall use all reasonable efforts to cause the Registration Statement to become effective. Buyer shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and its Subsidiaries shall furnish Buyer all information concerning Seller and its Subsidiaries and the Selling Stockholder thereof as Buyer may reasonably request in connection with any such action. Buyer shall use its best efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the Nasdaq subject to official notice of issuance, prior to the Effective Time.

     (b) Seller and Buyer shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Buyer, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Buyer's Subsidiaries and Seller's Subsidiaries concurrently with or following the Effective Time, provided, however, that the foregoing shall not (A) alter or
                --------  -------
change the Merger Consideration, (B) adversely affect the tax treatment to Selling Stockholder as a result of receiving the Merger Consideration or (C) materially impede or delay receipt of any approval referred to in Section

6.01(b) or the consummation of the transactions contemplated by this Agreement.

  5.03.   Approval of Merger and Distribution. Buyer shall call the Buyer
          -----------------------------------
Meeting and Selling Stockholder and the General Partner shall call the Seller Stockholder Meeting, in each case to be held as soon as practicable after the Registration Statement becomes effective for the purpose of voting upon this Agreement and the Merger and, in the case of the Selling Stockholder Meeting, the Distribution. In connection therewith, Buyer shall prepare the Proxy Statement and, with the approval of each of Buyer and Seller, the Proxy Statement shall be filed with the SEC and mailed to the stockholders of Buyer and the Limited Partners and BUC Holders. The Board of Directors of Buyer shall submit for approval of Buyer's stockholders the matters to be voted upon in order to authorize the Merger. The General Partner shall submit for approval of the Limited Partners and BUC Holders the matters to be voted upon in order to authorize the Merger and the Distribution. The Board of Directors of Buyer hereby does and will recommend this Agreement and the transactions contemplated hereby to stockholders of Buyer and will use its best efforts to obtain any vote of Buyer's stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby. The General Partner of Selling Stockholder hereby does and will recommend the Distribution and this Agreement and the transactions contemplated hereby to the Limited Partners and BUC Holders and will use its best efforts to obtain any vote of the Limited Partners and BUC Holders that is necessary for the approval and adoption of the Distribution and this Agreement and consummation of the transactions contemplated hereby.

  5.04.   Current Information.  During the period from the date of this
          -------------------
Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Further, Seller shall furnish to Buyer within five business days of the end of each month a description of all loans (including, without limitation, the name of the borrower, the loan amount and a description of the collateral) originated by Seller Bank during such month. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party or the transactions contemplated hereby and shall keep the other party fully informed of such events.

  5.05.   Agreements of Affiliates.  As soon as practicable after the date of
          ------------------------
this Agreement, Seller shall deliver to Buyer a letter identifying all persons and entities whom Seller believes to be, at the time this Agreement is submitted to a vote of the Limited Partners, "affiliates" of Seller for purposes of Rule 145 under the Securities Act. Seller shall use its best efforts to cause each person or entity who is so identified as an "affiliate" to deliver to Buyer as soon as practicable thereafter and in any event no later than ten calendar days after the date hereof, a written agreement providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any BUCs held by such person or any shares of Buyer Common Stock to be received by such person in the Distribution except in compliance with the applicable provisions of the Securities Act. Prior to the Effective Time, Seller shall amend and supplement such letter and use its best efforts to cause each additional person or entity who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.05.

  5.06.   Expenses.  Each party hereto shall bear its own expenses incident to
          --------
preparing, entering into and carrying out this Agreement and to consummating the Merger.

  5.07.   Miscellaneous Agreements and Consents.  (a) Subject to the terms and
          -------------------------------------
conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary, or in the opinion of Buyer desirable, for the consummation of the transactions contemplated by this Agreement.

   (b) Subject to applicable laws, regulations and requirements of Regulatory Authorities, Seller, immediately prior to the Effective Time, shall (i) consult and cooperate with Buyer regarding the implementation of those policies and procedures established by Buyer for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.15 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the request of Buyer, conform Seller's existing policies and procedures in respect of such matters to Buyer's policies and procedures or in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyer's policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller

Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby; provided, however, that prior to the date that it shall be a
         --------- -------
requirement hereunder for such policies and procedures to be established, Buyer shall certify to Seller that Buyer's representations and warranties are true and correct as of such date, that the approval conditions to its obligations contemplated by Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Buyer is otherwise in compliance with this Agreement; and provided, further that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

  5.08.   Employee Benefits.  The Seller Employee Plans shall not be terminated
          -----------------
by reason of the Merger but shall continue thereafter as plans of the Surviving Bank until such time as the employees of Seller and the Seller Subsidiaries are integrated into Buyer's employee benefit plans that are available to other employees of Buyer and Buyer Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Buyer shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries in Buyer's employee benefit plans available to other employees of Buyer and Buyer Subsidiaries as soon as practicable after the Effective Time,
(i) with full credit for prior service with Seller or any of the Seller Subsidiaries for all purposes other than determining the amount of benefit accruals under any defined benefit plan, (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitations, and (iii) with full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated. Except as otherwise disclosed, each of Buyer and Seller shall use all reasonable efforts to insure that no amounts paid or payable by Seller, Seller Subsidiaries, Buyer or Buyer Subsidiaries to or with respect to any director, former director, employee or former employee of Seller or any Seller Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 162(m), 280G or any other Section of the IRC.

  5.09.   Equity Appreciation Plan and Long Term Incentive Compensation Plan.
          ------------------------------------------------------------------
Seller shall take all necessary action to insure that the EAP and the Long Term Incentive Compensation Plan (the "LTIP") shall be paid on or before the Effective Time and terminate as of the Effective Time.

  5.10.   Press Releases.  Except as may be required by law, Seller and Buyer
          --------------
shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

  5.11.   State Takeover Statutes.  Seller and Buyer will each take all steps
          -----------------------
necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

  5.12.   D&O Indemnification.  From and after the Effective Time, Buyer agrees
          -------------------
to indemnify and hold harmless the past and present employees, agents, directors or officers of Seller or the Seller Subsidiaries for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless (A) under their respective Certificate of Incorporation, Charter or Bylaws in the form in effect at the date of this Agreement, (B) by operation of law, or (C) by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. Buyer will provide, or cause to be provided, for a period of not less than six years from the Effective Time, to the extent available at a cost not in excess of 200% of the current annual premium cost, single premium tail coverage, on behalf of the officers and directors of Seller and Seller Subsidiaries immediately prior to the Effective Time, with policy limits equal to Seller's existing annual coverage limits.

  5.13.   Best Efforts.  Each of Buyer and Seller undertakes and agrees to use
          ------------
its best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368 of the IRC (including, if necessary, to take reasonable steps to restructure the transactions contemplated by this Agreement to so qualify). Each of Buyer and Seller agrees to not take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

  5.14.   Insurance.  Each of Buyer and Seller shall cause each of its
          ---------
respective Subsidiaries to, use its best efforts to maintain its existing insurance.

  5.15.   Conforming Entries.  (a)  Notwithstanding that Seller believes that
          ------------------
Seller and the Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, regulations and the requirements of Regulatory Authorities, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and as herein after provided.

  (b) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, in addition, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller based upon such consultation and as hereinafter provided.

  (c) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

  (d) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, accrual and reserve policies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; provided, however, that such reserves, accruals and charges are not be
       --------  -------
taken until immediately prior to the Effective Time and that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that Buyer's representations and warranties are true and correct as of such date, that the approval conditions to its obligations contemplated by Section 6.01(b) have been satisfied or waived and that Buyer is otherwise in compliance with this Agreement; and provided, further that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

  (e) No reserves, accruals or charges taken in accordance with Section 5.15(d) above may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

  5.16.   Environmental Reports.  Seller shall cooperate with Buyer so that
          ---------------------
Buyer may as soon as reasonably practicable obtain, at Buyer's expense, a report of a phase one environmental investigation on all real property owned, leased or operated by Seller or any of the Seller Subsidiaries as of the date hereof and within ten days after the acquisition or lease of any real property acquired or leased by Seller or any of the Seller Subsidiaries after the date hereof. If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of Buyer, Seller shall also cooperate with Buyer so that Buyer may obtain, at Buyer's expense, a phase two investigation report to such designated parcels.

  5.17.   Seller Bank Securities.  Seller Bank shall call for redemption at the
          ----------------------
earliest practicable date permitted pursuant to the related certificate of designation all issued and outstanding shares of Seller Bank Preferred Stock.

  5.18.   Agreement with FDIC.  Seller shall use its best efforts to obtain the
          -------------------
termination on or prior to the Effective Time of all agreements, instruments or other obligations to which Seller or any Seller Subsidiary and the FDIC is a party. Seller shall use its best efforts to have received a letter from the FDIC on or before the Effective Time to the effect that upon the Merger the FDIC has no claim or rights against any Seller Subsidiary, the Surviving Corporation or any Surviving Corporation Subsidiary and neither the Seller, any Seller Subsidiary, the Surviving Corporation nor any Surviving Corporation Subsidiary has any obligations to the FDIC pursuant to the Assistance Agreement, Limited Partnership Agreement, this Agreement, the Merger, or otherwise, except for payment for unredeemed shares of Series A Preferred Stock of Seller Bank in an amount not to exceed $100 per share.

  5.19.   Directors of Buyer.  The Board of Directors of Buyer shall take all
          ------------------
requisite corporate action so that at the Effective Time the directors of Buyer shall include Stephen T. McLin and another person selected by Seller acceptable to Buyer.

  5.20.   Indemnification of Buyer.  From and after the Effective Time, Selling
          ------------------------
Stockholder and the General Partner, jointly and severally, agree to indemnify and hold harmless Buyer and each Buyer Subsidiary and their past and present employees, agents, directors or officers against any loss, liability, claim, damage and expense whatsoever, as incurred, for all acts or omissions by Selling Stockholder or the General Partner arising out of the Distribution and for all claims of the FDIC arising out of the Assistance Agreement or other rights or entitlements of the

FDIC as successor to the Federal Savings and Loan Insurance Corporation (the "FSLIC") in connection with the acquisition of Seller Bank from the FSLIC (except for payment for unredeemed shares of Series A Preferred Stock of Seller Bank in an amount not to exceed $100 per share).

  5.21.   Selling Stockholder and General Partner Approval. Selling Stockholder,
          ------------------------------------------------
as sole stockholder of Seller, and General Partner as general partner of Selling Stockholder, shall approve this Agreement, the Merger and the Distribution in accordance with applicable law.

  5.22.   Distribution.  The Distribution will be conducted by Selling
          ------------
Stockholder pursuant to the terms of the Limited Partnership Agreement, the Delaware Revised Uniform Limited Partnership Act and otherwise in accordance with applicable law, and will occur immediately after the Effective Time. Selling Stockholder will not vote any shares of Buyer Common Stock prior to the Distribution.

  5.23    EAP and LTIP Distributions.  In the event that the approval conditions
          --------------------------
to Buyer's obligations contemplated by Section 6.01(b) have been satisfied or waived and Buyer shall notify Seller pursuant to Section 1.03 hereof at least five business days prior to December 31, 1997 that the Effective Time shall occur on a date after December 31, 1997, then at the written request of Buyer, Seller shall cause Seller Bank to make all distributions pursuant to the EAP and the LTIP on or prior to December 31, 1997.


                                  ARTICLE VI
                                  ----------

                                  CONDITIONS

  6.01.   Conditions to Each Party's Obligation To Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

      (a) This Agreement, including the Merger (and in the case of the Selling Stockholder, the Distribution) shall have received the requisite approval of stockholders of Buyer in accordance with the applicable provisions of the Bylaws of Buyer and the DGCL and the requisite approval of the Limited Partners and BUC Holders of Selling Stockholder in accordance with the applicable provisions of the Limited Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act.

      (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Regulatory Authorities without the imposition of any condition which differs from conditions customarily imposed by such Regulatory Authorities in orders approving acquisitions of the type contemplated hereby and in the good faith opinion of Buyer, compliance with which would materially adversely affect the reasonably anticipated benefits to Buyer.

      (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

      (d) Neither Seller nor Buyer shall be subject to any order, decree or injunction, and there shall be no pending or threatened order decree or injunction, of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the Transactions.

      (e) There shall be no legislative, statutory or regulatory action (whether federal or state) pending which prohibits or threatens to prohibit consummation of the Transactions or which otherwise materially adversely affects the Transactions.

      (f) Each of Buyer and Seller shall have received, from counsel reasonably satisfactory to it, an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the IRC and that no gain or loss will be recognized by Selling Stockholder to the extent it receives Buyer Common Stock solely in exchange for Seller Common Stock.

  6.02.   Conditions to Obligations of Seller To Effect the Merger.  The
          --------------------------------------------------------
obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

      (a) Representations and Warranties. The representations and warranties of
          ------------------------------
Buyer set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period which shall, subject to clause (iii), be true and correct as of such date or period, and (ii) for the effect of transactions contemplated by this Agreement) and (iii) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not reasonably be expected to result in a Material Adverse Effect. Seller shall have received a certificate of the chairman or vice chairman of Buyer to that effect.

      (b) Performance of Obligations. Buyer shall have performed in all material
          --------------------------
respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the chairman or vice chairman of Buyer to that effect.

  6.03.   Conditions to Obligations of Buyer To Effect the Merger.   The
          -------------------------------------------------------
obligations of Buyer to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

      (a) Representations and Warranties.  The representations and warranties of
          ------------------------------
Seller, Selling Stockholder and General Partner set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period which shall, subject to clause (iii), be true and correct as of such date or period, and (ii) for the effect of transactions contemplated by this Agreement) and (iii) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not reasonably be expected to result in a Material Adverse Effect. Buyer shall have received a certificate of the President of Seller, the General Partner and the general partner of the General Partner, as appropriate, to that effect.

      (b) Performance of Obligations.   Seller, General Partner and Selling
          --------------------------
Stockholder shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and Buyer shall have received a certificate of the President of Seller, the General Partner and the general partner of the General Partner, as appropriate, to that effect.


                                  ARTICLE VII
                                  -----------

                       TERMINATION, AMENDMENT AND WAIVER

  7.01.   Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time, whether before or after any requisite approval by stockholders of Buyer or the Limited Partners and BUC Holders:

      (a) by mutual consent by the Board of Directors of Buyer and the Board of Directors of Seller;

      (b) by the Board of Directors of Buyer or the Board of Directors of Seller at any time after the date that is 12 months after the date of this Agreement or such later date as mutually agreed upon by the parties if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

      (c) by the Board of Directors of Buyer or the Board of Directors of Seller if (i) the OTS has denied approval of the Merger and such denial has become final and nonappealable, (ii) stockholders of Buyer shall not have approved this Agreement at the Buyer Meeting following a favorable recommendation of Buyer's Board of Directors or (iii) the Limited Partners or the BUC Holders shall not have approved this Agreement at the Selling Stockholder Meeting following a favorable recommendation of the General Partner;

      (d) by the Board of Directors of Buyer in the event of a material breach by Seller or Selling Stockholder of any representation, warranty covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof to Seller by Buyer;

      (e) by the Board of Directors of Seller in the event of a material breach by Buyer of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Buyer by Seller;

      (f) by the Board of Directors of Seller, no earlier than the fifth trading day or later than the third full trading day immediately preceding the Closing Date, if the Average Price is less than $42.00 (subject to adjustment pursuant to Section 1.10), provided that the Board of Directors of Seller will have no right to terminate pursuant to this paragraph (f) unless Seller shall have given, during the three trading day period referred to above, one full trading day's prior written notice of its intention to terminate pursuant to this
Section 7.01(f) and (y) Buyer during such one full trading day notice period shall not have given written notice (an "Adjustment Election") to Seller that the Buyer Stock Price shall be calculated pursuant to clause (a) of the second sentence of Section 1.07(ii)(1).

  7.02.   Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Sections 7.01(a) through 7.01(c) and Section 7.01(f) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.0l and in
Section 5.06. In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained herein then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to a decree of specific performance against the Breaching Party provided that the Aggrieved Party is not in material breach hereunder.

  7.03.   Amendment.  This Agreement and the Schedules hereto may be amended by
          ---------
the parties hereto, by action taken by or on behalf of their respective Boards of Directors or at any time before or after approval of this Agreement by the stockholders of Buyer and the Limited Partners and BUC Holders; provided,
                                                                ---------
however, that after any such approval no such modification shall alter or change
-------
the amount or the composition of the Merger Consideration. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Buyer and Seller.

  7.04.   Severability.   Any term, provision, covenant or restriction contained
          ------------
in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

  7.05.   Waiver.   Any term, condition or provision of this Agreement may be
          ------
waived in writing at any time by the party which is, or whose securityholders are, entitled to the benefits thereof.


                                 ARTICLE VIII
                                 ------------

                              GENERAL PROVISIONS

  8.01.   Non-Survival of Representations, Warranties and Agreements.  No
          ----------------------------------------------------------
investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyer and Seller or in any instrument delivered by Buyer or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument. In the event of consummation of the

Merger, the agreements contained in or referred to in Sections 5.02(b), 5.07, 5.08, 5.09, 5.12, 5.20 and 5.22 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01, Section 5.06 and Section 7.02 shall survive such termination.

  8.02.   Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i)  if to Buyer:

          Bay View Capital Corporation
          2121 South El Camino Real
          San Mateo, California 94403-1897
          Attention:  Robert J. Flax,
                      Executive Vice President

          Copies to:

          Silver, Freedman & Taff, L.L.P.
          1100 New York Avenue, N.W.
          Seventh Floor
          Washington, D.C.  20005
          Attention:  Barry P. Taff, P.C.
                      Christopher R. Kelly, P C.
          Telecopy: (202) 682-0354


     (ii) if to Seller:

          AMERICA FIRST EUREKA HOLDINGS, INC.
          C/O AMERICA FIRST FINANCIAL CORP.
          555 California Street, Suite 4490
          San Francisco, CA 94104
          Attention: Stephen T. McLin
          Telecopy: 415-362-7100

          Copies to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York  10019
          Attention:  Edward D. Herlihy, Esq
          Telecopy: (212) 403-2000

  8.03.   Miscellaneous.  This Agreement (including the Schedules and other
          -------------
written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including any confidentiality agreement between the parties hereto, (ii) except for the provisions of Section 5.08, 5.09, 5.12 and 5.20, is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the State of Delaware. Nothing in this Agreement shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regulation. This Agreement may be executed in counterparts which together shall constitute a single agreement.

  IN WITNESS WHEREOF, Buyer, Seller, General Partner and Selling Stockholder have caused this Agreement to be signed and, by such signature, acknowledged by their respective partners or officers thereunto duly authorized, and such signatures to be duly attested to, all as of the date first written above.


Attest:                               BAY VIEW CAPITAL CORPORATION
-------


/s/ Robert J. Flax                    By: /s/ Edward H. Sondker
----------------------------------       -----------------------------
Name:   Robert J. Flax                   Name:   Edward H. Sondker
Title:  Secretary                        Title:  President and Chief
                                                 Executive Officer


Attest:                               AMERICA FIRST EUREKA HOLDINGS,
-------                               INC.


/s/ George H. Krauss                  By: /s/ Stephen T. McLin
----------------------------------       -----------------------------
Name:   George H. Krauss                 Name:   Stephen T. McLin
Title:  Chairman of the Board            Title:  Chief Executive
                                                 Officer and President


Attest:                               AMERICA FIRST FINANCIAL FUND
-------                               1987-A LIMITED PARTNERSHIP

                                      By:  American First Capital
                                      Associates Limited Partnership
                                      Five, a general partner

                                           By:   AFCA-5 Management
                                                 Corporation, a general
                                                 partner


/s/ Stephen T. McLin                  By: /s/ George H. Krauss
----------------------------------       -----------------------------
Name:   Stephen T. McLin                 Name:   George H. Krauss
                                         Title:  Chairman of the Board
                                                 and Secretary

Attest:
-------                               AMERICA FIRST CAPITAL ASSOCIATES
                                      LIMITED PARTNERSHIP FIVE

                                      By:  AFCA-5 Management
                                           Corporation, a general
                                           partner


/s/ Stephen T. McLin                  By: /s/ George H. Krauss
----------------------------------       -----------------------------
Name: Stephen T. McLin                   Name:   George H. Krauss
                                         Title:  Chairman of the Board
                                                 and Secretary